Exhibit 3.31

John H. Merrill	P. O. Box 5616
Secretary of State	Montgomery, AL 36103-5616

STATE OF ALABAMA

I, John H. Merrill, Secretary of State of Alabama, having custody of the

Great and Principal Seal of said State, do hereby certify that as appears on file and of record in this office, the pages hereto attached, contain a true, accurate, and literal copy of the Legal Name Change filed on behalf of

Camber Technical Services, L.L.C., as received and filed in the Office of the

Secretary of State on 04/13/2009.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the city of Montgomery, on this day. 11/08/2017 Date

20171108000025312	/s/ John H. Merrill
John H. Merrill Secretary of State

FIRST AMENDMENT TO THE

ARTICLES OF ORGANIZATION OF

ALDER, L.L.C.

Pursuant to Section 10-12-11 of the Code of Alabama (1975) (the “Act”), the undersigned hereby adopts the following amendment to the Articles of Organization (the “Articles”) of ALDER, L.L.C.

1. The name of the limited liability company is ALDER, L.L.C. (the “Company”).

2. The Company’s Articles of Organization (the “Articles”) were filed with the Madison County Judge of Probate’s office on April 26, 2004.

3. The Articles are hereby amended as follows: Article I is hereby deleted and replaced with the following:

The name of the limited liability company is Camber Technical Services, L.L.C. (the “Company”).

4. This amendment was duly adopted by the sole member of the Company in accordance with the Act.

IN WITNESS WHEREOF, the undersigned, being the sole member of the Company, has executed this amendment this 7th day of April, 2009.

CAMBER CORPORATION

By:	/s/ Mike Whyte
Mike Whyte,

THIS INSTRUMENT PREPARED BY

/s/ Corey W. Jenkins
HUNTSVILLE, ALABAMA

TOMMY RAGLAND

JUDGE OF PROBATE

MADISON COUNTY, AL

ALABAMA

MADISON COUNTY

I, do hereby certify this to be a true copy of the attached document filed and recorded in the aforesaid county as evidence in Instrument Number 20090413000240570

Book: NA Page: NA consists of 1 page/s.

Witness my hand and Official seal this 13TH day of April 2009

/s/ Tommy Ragland
Tommy Ragland Judge of Probate